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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71059) pertaining to the 1996 Stock Option Plan, 1998 Stock Plan and the 1998 Employee Stock Purchase Plan of Ticketmaster Online-CitySearch, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Ticketmaster Online-CitySearch, Inc. included in the Annual Report (Form 10-K) for the eleven months ended December 31, 1998.


                                        /s/ Ernst & Young LLP

Woodland Hills, California
March 29, 1999